Exhibit 10.3

SECOND AMENDMENT TO

COMMON STOCK PURCHASE AGREEMENT

This Second Amendment to Common Stock Purchase Agreement (this “Agreement”), dated September 12, 2022 and effective as of September 7, 2022 (the “Effective Date”), amends that certain Common Stock Purchase Agreement dated September 7, 2022, by and between TRxADE HEALTH Inc., a Delaware corporation (the “Company”), and White Lion Capital LLC, a Nevada limited liability company (the “Investor”), as amended by the First Amendment to Common Stock Purchase Agreement dated September 12, 2022 and effective September 7, 2022 (the “First Amendment”, and the Common Stock Purchase Agreement as amended to date, the “Purchase Agreement”). Each of the Company and the Investor are referred to herein a “Party” and collectively the “Parties”. Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Purchase Agreement.

WHEREAS, subsequent to entering into the First Amendment, the Parties determined that certain changes and corrections were needed to be made to the First Amendment to better reflect the intentions of the Parties; and

WHEREAS, as a result of the above, the Parties desire to amend the Purchase Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency thereof, the Parties hereto agree as follows:

1. Amendments to Purchase Agreement.

(a) Effective as of the Effective Date, the Purchase Agreement is amended to change all the references to the Commitment Amount being “$2,300,000” (as set forth in the First Amendment), including, but not limited to in connection with the definition of “Commitment Amount” and the first “WHEREAS” of the Purchase Agreement, to provide for a Commitment Amount of “the lesser of (a) $2,200,000; and (b) such aggregate amount of securities which can be sold by the Company pursuant to General Instruction I.B.6 of Form S-3, pursuant to the requirements of Form S-3, at the time of the filing of the prospectus supplement discussed in Section 2.4 hereof.”

(b) Effective as of the Effective Date, the Purchase Agreement is amended to amend and replaced the definition “Commitment Shares” with the following:

““Commitment Shares” means 1% of the Commitment Amount issued by the Company to the Investor pursuant to Section 6.4; the value of which shares shall decrease the Commitment Amount. The Commitment Shares shall be included, to the extent allowed by applicable law, in the prospectus supplement filed by the Company pursuant to Section 2.4 hereof.”

Second Amendment to Common Stock Purchase Agreement

2. Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

3. Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a) Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b) The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

(c) Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

4. Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

5. Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Purchase Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Purchase Agreement as modified or amended hereby.

6. Purchase Agreement to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Purchase Agreement, and the terms and conditions thereof shall remain in full force and effect.

7. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

Second Amendment to Common Stock Purchase Agreement

8. Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

9. Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to choice of law consideration.

10. Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.

11. Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

Second Amendment to Common Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date set forth on the first page hereof to be effective as of the Effective Date.

“Company”

TRxADE HEALTH, INC.

By:
Its:	CEO
Printed Name:	Suren Ajjarapu

“Investor”

White Lion Capital LLC

By:
Its:	Managing Director
Printed Name:	Yash Thukral

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Second Amendment to Common Stock Purchase Agreement